EXHIBIT 99.1

[LOGO]	News Release NYSE:NOR

Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com

NORTHWESTERN REPORTS THIRD QUARTER 2002 EARNINGS
OF 25 CENTS PER SHARE FROM CONTINUING OPERATIONS

OPERATING INCOME FOR NINE MONTHS 2002 INCREASES TO $129.0 MILLION;
CASH FLOWS FROM CONTINUING OPERATIONS REACH $109.5 MILLION

BOARD DECLARES QUARTERLY DIVIDEND UNCHANGED AT 31 3/4 CENTS

SIOUX FALLS, S.D. — Nov. 7, 2002 — NorthWestern Corporation (NYSE:NOR) today reported third quarter 2002 income from continuing operations of $14.6 million, or 25 cents per diluted share, compared with $14.1 million, or 52 cents per diluted share in the third quarter of 2001. For the nine months that ended Sept. 30, 2002, income from continuing operations was $59.5 million, or $1.38 per diluted share, compared with $40.1 million, or $1.47 per diluted share during the prior year period.

        Operating income from continuing operations for the third quarter of 2002 was $45.5 million, compared with an operating loss of $12.1 million in the third quarter of 2001. For the nine months ended Sept. 30, 2002, operating income from continuing operations was $129.0 million, compared with an operating loss of $52.5 million in the nine-month period in 2001.

        "Our year-over-year operating income for the third quarter of 2002 benefited from continued strong performance from our regulated energy business and improvement from our communications business," said Merle D. Lewis, chairman and chief executive officer. "NorthWestern continues to focus on operational excellence initiatives that maximize free cash flow by driving improved performance from our energy and communications businesses through enhanced efficiencies and asset optimization. We are also working to further improve our financial position by monetizing non-strategic assets. By increasing free cash flow and monetizing non-strategic assets, we will continue executing our plan to increase liquidity."

        Revenues for the third quarter of 2002 were $509.3 million, compared with $398.7 million in the same quarter in 2001. For the nine months ended Sept. 30, 2002, revenues were $1.51

NorthWestern Reports 25 Cents from Continuing Operations;
Board Declares Quarterly Dividend Unchanged at 31 3/4 Cents
Nov. 7, 2002

billion, compared with $1.35 billion for the same period in 2001. Revenues from continuing operations increased during the third quarter and the nine-month period of 2002 due to the addition of NorthWestern Energy's operations in Montana, which was partially offset by decreased communications revenues resulting from continuing soft market conditions and efforts to focus on higher-margin recurring sales.

        Cash flows from continuing operations for the nine-month period of 2002 were $109.5 million, compared with $106.0 million during the nine-month period of 2001. Cash flows from continuing operations increased $52.2 million during the third quarter of 2002 from the second quarter of 2002.

        NorthWestern completed an offering of 10 million common shares that raised $83.1 million in net proceeds in October 2002 as part of its ongoing equity program to enhance balance sheet strength by reducing debt and to favorably impact financial ratios. As of Nov. 6, 2002, NorthWestern had in excess of $165 million in cash and cash equivalents and availability on an existing revolving credit facility. Also, NorthWestern's total debt has decreased by approximately $85 million since Sept. 30, 2002.

  Dividend Declaration

        NorthWestern's Board of Directors declared a quarterly dividend of 31 3/4 cents per share on the company's common stock, payable Nov. 15, 2002, to shareholders of record on Nov. 15, 2002. The board's action leaves the dividend unchanged with a current annual rate of $1.27 per share.

  Continuing Business Operating Results

        NorthWestern's electric and natural gas business, NorthWestern Energy reported improved results in the third quarter of 2002, with operating income of $37.4 million and earnings before interest, taxes, depreciation and amortization (EBITDA) of $52.9 million, compared with operating income of $10.6 million and EBITDA of $14.7 million in the third quarter of 2001. For the nine months ended Sept. 30, 2002, operating income was $116.2 million and EBITDA was $160.3 million, compared with operating income of $41.8 million and EBITDA of $54.0 million for the same period of 2001. Revenues for the third quarter of 2002 were $182.4 million, compared with $38.8 million for the same period of 2001. Revenues for the nine months of 2002 were $531.1 million, compared with $204.2 million in the same period in 2001. NorthWestern Energy's results during the third quarter and for eight months of the nine-month period of 2002 include the Montana energy operations, which were acquired in February 2002. For the nine-

NorthWestern Reports 25 Cents from Continuing Operations;
Board Declares Quarterly Dividend Unchanged at 31 3/4 Cents
Nov. 7, 2002

month period of 2002, revenues would have increased by $61.5 million if January's results from Montana had been included.

        "We are pleased by the continued strong performance of our electric and natural gas operations as we recorded improved retail electric volumes during the third quarter. The successful integration of our recently acquired Montana energy operations with our South Dakota and Nebraska operations is providing improved reliability and service to our 590,000 customers, while producing outstanding operating results," said Richard R. Hylland, NorthWestern's president and chief operating officer. "More than 70 percent of NorthWestern's operating income and EBITDA comes from these stable, regulated electric and natural gas businesses."

        Hylland pointed out that NorthWestern Energy's electric operations were recognized as the 2002 winner of the prestigious ReliabilityOne Award, for best overall reliability of an electric utility in the Plains Region of the United States by the New York-based PA Consulting Group. This was the second time in three years that NorthWestern Energy has received the ReliabilityOne Award. The award will be presented to the company in a ceremony on Nov. 14, 2002, in New York.

        "We are extremely pleased to be recognized for having the most reliable electric operations in our region," said Mike Hanson, NorthWestern Energy's president and chief executive officer. "Service reliability is vital to our customers and we extend a heartfelt congratulations to the many team members who work so hard each day to keep our electric operations functioning at peak performance."

        Expanets, NorthWestern's communications services business and the nation's largest communications solutions provider to the mid-market, continued to demonstrate improved results during the third quarter of 2002 with operating income of $8.7 million and EBITDA of $22.6 million, compared with an operating loss of $18.8 million and negative EBITDA of $6.1 million for the third quarter of 2001. For the nine months ended Sept. 30, 2002, Expanets reported operating income of $17.0 million and EBITDA of $56.2 million, compared with an operating loss of $82.1 million and negative EBITDA of $45.9 million for the same period of 2001. Revenues for the third quarter of 2002 were $183.3 million and for the nine months of 2002 were $595.5 million. Revenues declined $61.2 million and $219.0 million for third quarter and nine months of 2002, respectively, compared with the same periods in 2001. The decline in

NorthWestern Reports 25 Cents from Continuing Operations;
Board Declares Quarterly Dividend Unchanged at 31 3/4 Cents
Nov. 7, 2002

revenues was due in part to continued soft communications market conditions and Expanets' increased focus on higher-margin sales.

        "For the third consecutive quarter, Expanets posted improvement in year-over-year operating income and EBITDA performance. During the nine months ended Sept. 30, 2002, Expanets has increased operating income by $99.1 million and EBITDA by $102.1 million over the same period in 2001. This positive trend is a result of Expanets' continued ability to effectively respond to challenging market conditions by reducing its general and administrative costs, capitalizing on its current market opportunities and focusing on higher-margin services such as maintenance contract sales," Hylland said. "As a result, Expanets has improved gross margins as a percentage of revenues to 44.2 percent in the third quarter of 2002 and 42.3 percent for the nine months of 2002, compared with gross margins as a percentage of revenues of 41.4 percent for the third quarter of 2001 and 36.6 percent for the nine months of 2001. Expanets maintained a trend of reducing selling, general and administrative (SG&A) expenses as a percentage of revenues in the third quarter of 2002 to 31.9 percent, from 43.9 percent of revenues in the third quarter of 2001."

        Blue Dot, NorthWestern's heating, ventilation and air conditioning services business, reported third quarter 2002 operating income of $2.8 million and EBITDA of $4.3 million, compared with an operating loss of $1.1 million and EBITDA of $3.2 million for the same period of 2001. Revenues for the third quarter of 2002 were $131.9 million, compared with $111.3 million in the third quarter of 2001.

        In overview, Hylland said, "NorthWestern's management is continuing to focus on improving efficiencies through our targeted operational excellence initiatives. These initiatives are resulting in significant annualized SG&A reductions in 2002 and additional improvements are targeted for 2003. We will also continue to focus on enhancing customer service capabilities and driving internal revenue growth."

  Tax Benefit

        NorthWestern recorded a tax benefit of $5.8 million or 21 cents per share in the third quarter of 2002, primarily from a change in a tax valuation allowance.

  Discontinued Operations

        Consistent with its previously announced strategy to focus on its core energy and communications businesses, NorthWestern adopted discontinued operations accounting for

NorthWestern Reports 25 Cents from Continuing Operations;
Board Declares Quarterly Dividend Unchanged at 31 3/4 Cents
Nov. 7, 2002

CornerStone Propane Partners, L.P. in the first quarter of 2002 following the partnership's decision to pursue strategic options and financial restructuring. Recently, in connection with its restructuring, CornerStone's board of directors approved amendments to the partnership's agreements, and NorthWestern contributed to CornerStone its interests in the partnership thereby relinquishing its remaining equity interest to the partnership. As a result of these actions, NorthWestern will no longer be required to consolidate CornerStone for financial reporting purposes after Nov. 1, 2002. As previously reported, NorthWestern has been evaluating CornerStone's restructuring and any impact it would have on the remaining financial arrangements it has with the partnership. In connection with the deconsolidation of CornerStone, NorthWestern recorded a non-cash after-tax charge of $55.9 million or $2.04 per share for the third quarter of 2002.

        Including the charge for discontinued operations, NorthWestern had a third quarter 2002 net loss of $49.1 million, or $1.79 per diluted share, compared with net income of $8.6 million, or 36 cents per diluted share in the third quarter of 2001. Including discontinued operations and a previous extraordinary charge in the nine months ended Sept. 30, 2002, NorthWestern had a net loss of $76.6 million, or $2.80 per diluted share, compared with net income of $34.3 million, or $1.44 per diluted share in the same period of 2001.

  2002 Forecast Update

        According to Kipp D. Orme, NorthWestern's chief financial officer, NorthWestern Energy remains on target to meet previously announced EBITDA targets for 2002 of between $225 million and $235 million, which excludes $22 million in EBITDA from January 2002 results from Montana operations. However, continued soft market conditions in the communications sector is expected to reduce Expanets' targeted 2002 EBITDA to $73 million to $80 million range. Blue Dot is also targeting 2002 EBITDA of $13 million to $16 million.

        As a result of these lower projections and after adjusting for the October 2002 offering of additional common shares, NorthWestern is forecasting full-year earnings per share from continuing operations in the range of $1.50 to $1.60 per share, compared to current consensus market forecasts of $2.30 per share.

        NorthWestern intends to conduct a webcast presentation for interested investors live over NorthWestern's Web site on Tuesday, Dec. 3, 2002, during which time a further update of 2002 activities and expectations for 2003 will be discussed. Further information will be forthcoming regarding the details of the webcast.

NorthWestern Reports 25 Cents from Continuing Operations;
Board Declares Quarterly Dividend Unchanged at 31 3/4 Cents
Nov. 7, 2002

  Third Quarter Conference Call

        As previously announced, NorthWestern will hold a conference call with interested investors today at 9 a.m. Central time. The conference call will be webcast live via NorthWestern's Web site at www.northwestern.com or at www.companyboardroom.com.

  About NorthWestern

        NorthWestern Corporation, a FORTUNE 500 company, is a leading provider of services and solutions to more than 2 million customers across America in the energy and communications sectors. NorthWestern's partner businesses include NorthWestern Energy, a provider of electricity, natural gas and related services to customers in Montana, Nebraska and South Dakota; Expanets, the largest mid-market provider of networked communications solutions and services in the United States; and Blue Dot, a leading provider of air conditioning, heating, plumbing and related services.

  Forward-Looking Statements

        STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All statements contained herein, as well as statements made in press releases and oral statements that may be made by us or by officers, directors or employees acting on our behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Among the factors that could cause our actual results or outcomes to differ materially are: the adverse impact of weather conditions and seasonal fluctuations; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; developments in the federal and state regulatory environment and the terms associated with obtaining regulatory approval and rate orders; costs associated with environmental liabilities and compliance with environmental laws; the rate of growth and economic conditions in our service territories and those of our subsidiaries; the speed and degree to which competition enters the industries and markets in which our businesses operate; the timing and extent of changes in interest rates and fluctuations in energy-related commodity prices; risks

NorthWestern Reports 25 Cents from Continuing Operations;
Board Declares Quarterly Dividend Unchanged at 31 3/4 Cents
Nov. 7, 2002

associated with acquisitions, transition and integration of acquired companies, including NorthWestern Energy, L.L.C. and the Growing and Emerging Markets Division of Lucent Technologies, Inc., and the implementation of information systems and realization of efficiencies in excess of any related restructuring charges; a lack of minority interest basis, which requires us to recognize an increased share of operating losses at certain of our subsidiaries; our ability to recover transition costs; disallowance by the Montana Public Service Commission of the recovery of the costs incurred in entering into our default supply portfolio contracts while we are required to act as the "default supplier"; disruptions and adverse effects in the capital market due to the changing economic environment; our credit ratings with Moody's, Standard & Poor's and Fitch; potential delays in financings or Securities and Exchange Commission filings because we changed auditors; our substantial indebtedness, which could limit our operating flexibility and ability to borrow additional funds; our ability to obtain additional capital to refinance our indebtedness that is scheduled to mature and for working capital purposes; changes in customer usage patterns and preferences; possible future actions and developments of CornerStone Propane Partners L.P.; and changing conditions in the economy and capital markets and other factors identified from time to time in our filings with the SEC. This news release should be read in conjunction with our Annual Report on Form 10-K for 2001, as amended, and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which can be located at www.sec.gov or requested from the Company.

        Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

        ###

NorthWestern Corporation Reports Third Quarter Results
Nov. 7, 2002

NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited) (In Thousands, Except Per Share Amounts)

	Three Months Ended September 30		Nine Months Ended September 30
	2002	2001	2002	2001
Operating Revenues	$509,300	$398,705	$1,505,065	$1,353,143
Cost of Sales	260,696	233,108	792,127	843,564

Gross Margin	248,604	165,597	712,938	509,579

Operating Expenses:
Selling, general and administrative	170,950	156,153	491,931	499,694
Depreciation	24,124	10,350	70,083	29,077
Amortization of intangibles	7,981	11,228	21,911	33,279

	203,055	177,731	583,925	562,050

Operating Income (Loss)	45,549	(12,134)	129,013	(52,471)
Interest Expense	(34,715)	(11,597)	(87,464)	(35,679)
Investment Income and Other	982	1,274	(821)	4,127
Income (Loss) before Income Taxes and Minority Interests	11,816	(22,457)	40,728	(84,023)
Benefit (Provision) for Income Taxes	2,804	1,222	(4,273)	13,115

Income (Loss) before Minority Interests	14,620	(21,235)	36,455	(70,908)

Minority Interests	—	35,305	23,014	110,998
Income from Continuing Operations	14,620	14,070	59,469	40,090
Discontinued Operations, Net of Tax and Minority Interests	(55,937)	(3,798)	(101,023)	(649)

Income (Loss) before Extraordinary Item	(41,317)	10,272	(41,554)	39,441
Extraordinary Item, Net of Tax of $7,241	—	—	(13,447)	—

Net Income (Loss)	(41,317)	10,272	(55,001)	39,441
Minority Interests on Preferred Securities of Subsidiary Trusts	(7,474)	(1,650)	(21,173)	(4,950)
Dividends on Cumulative Preferred Stock	(295)	(48)	(391)	(144)

Earnings (Loss) on Common Stock	$(49,086)	$8,574	$(76,565)	$34,347

Average Common Shares Outstanding	27,397	23,706	27,397	23,604
Earnings (Loss) Per Average Common Share
Continuing operations	$0.25	$0.52	$1.38	$1.48
Discontinued operations	(2.04)	(0.16)	(3.69)	(0.03)
Extraordinary item	—	—	(0.49)	—

Basic	$(1.79)	$0.36	$(2.80)	$1.45

Continuing operations	$0.25	$0.52	$1.38	$1.47
Discontinued operations	(2.04)	(0.16)	(3.69)	(0.03)
Extraordinary item	—	—	(0.49)	—

Diluted	$(1.79)	$0.36	$(2.80)	$1.44

NorthWestern Corporation Reports Third Quarter Results
Nov. 7, 2002

NORTHWESTERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	September 30, 2002	December 31, 2001
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$75,214	$37,158
Accounts receivable, net	359,002	260,485
Inventories	85,791	79,719
Other	81,023	69,487
Current assets of discontinued operations	86,846	181,697

Total current assets	687,876	628,546

Property, Plant and Equipment, Net	1,798,334	496,241
Goodwill and Other Intangible Assets, Net	656,554	640,590
Other:
Investments	83,257	62,959
Regulatory assets	94,125	20,415
Deferred tax asset	20,570	17,374
Other	82,461	73,413
Noncurrent assets of discontinued operations	643,177	695,197

Total assets	$4,066,354	$2,634,735

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$25,364	$155,000
Current maturities of long-term debt—nonrecourse	6,133	22,817
Short-term debt—nonrecourse	67,589	178,628
Accounts payable	80,427	122,266
Accrued expenses	415,750	216,345
Current liabilities of discontinued operations	737,834	230,070

Total current liabilities	1,333,097	925,126

Long-term Debt	1,609,119	373,350
Long-term Debt of Subsidiaries—nonrecourse	56,670	37,999
Other Noncurrent Liabilities	387,947	75,040
Noncurrent Liabilities & Minority Interests of Discontinued Operations	—	605,325

Total liabilities	3,386,833	2,016,840

Minority Interests	10,333	30,067
Preferred Stock, Preference Stock and Preferred Securities:
Preferred stock—4 1/2% series	—	2,600
Redeemable preferred stock—6 1/2% series	—	1,150
Preference stock	—	—
Corporation obligated mandatorily redeemable preferred securities of subsidiary trusts	370,250	187,500

Total preferred stock, preference stock and preferred securities	370,250	191,250
Shareholders' Equity:
Common stock, par value $1.75; authorized 50,000,000 shares; issued and outstanding 27,396,762	47,942	47,942
Paid-in capital	240,936	240,797
Treasury stock, at cost	(3,451)	(3,681)
Retained earnings	9,650	112,307
Accumulated other comprehensive income (loss)	3,861	(787)

Total shareholders' equity	298,938	396,578

Total liabilities and shareholders' equity	$4,066,354	$2,634,735

NorthWestern Corporation Reports Third Quarter Results
Nov. 7, 2002

NORTHWESTERN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In Thousands)

	Nine Months Ended September 30
	2002	2001
Operating Activities:
Net income (loss)	$(55,001)	$39,441
Items not affecting cash:
Depreciation	70,083	29,077
Amortization	21,911	33,279
Loss on discontinued operations	101,023	649
Extraordinary item, net of taxes	13,447
Deferred income taxes	(8,972)	(458)
Minority interests in net losses of consolidated subsidiaries	(23,014)	(110,998)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(14,154)	15,176
Inventories	11,212	10,772
Other current assets	17,072	(11,763)
Accounts payable	(65,616)	47,588
Accrued expenses	26,483	27,516
Change in noncurrent assets	16,998	21,525
Change in noncurrent liabilities	(13,979)	3,801
Other, net	11,958	360

Cash flows provided by continuing operations	109,451	105,965
Change in net assets of discontinued operations	(51,713)	(1,322)

Cash flows provided by operating activities	57,738	104,643

Investment Activities:
Property, plant and equipment additions	(55,183)	(33,109)
Proceeds from sale of assets	22,482
Sale (purchase) of noncurrent investments and assets, net	(728)	(5,422)
Acquisitions and growth expenditures, net of cash received	(570,811)	(56,639)

Cash flows used in investing activities	(604,240)	(95,170)

Financing Activities:
Dividends on common and preferred stock	(26,206)	(21,213)
Minority interest on preferred securities of subsidiary trusts	(21,173)	(4,950)
Redemption of preferred stock	(3,750)	—
Issuance of long-term debt	719,118	—
Issuance of preferred securities of subsidiary trusts	117,750	—
Repayment of long-term debt	(158,687)	(5,000)
Line of credit (repayments) borrowings, net	99,000	91,700
Financing costs	(35,266)
Subsidiary repurchase of minority interests	(16,499)	(16,524)
Line of credit repayments of subsidiaries, net	(12,863)	(15,794)
Issuance of nonrecourse subsidiary debt	20,179
Repayment of nonrecourse subsidiary debt	(121,943)	(15,020)
Proceeds from termination of hedge	24,898

Cash flows provided by financing activities	584,558	13,199

Increase in Cash and Cash Equivalents	38,056	22,672
Cash and Cash Equivalents, beginning of period	37,158	43,385

Cash and Cash Equivalents, end of period	$75,214	$66,057

NorthWestern Corporation Reports Third Quarter Results
Nov. 7, 2002

Nine Months Ended September 30, 2002

	PARENT COMPANY
	Electric	Natural Gas	Total Electric & Natural Gas	All Other	Total Parent Company	Communications	HVAC	Total
Operating Revenues	$370,203	$160,873	$531,076	$34,343	$565,419	$595,463	$344,183	$1,505,065
Cost of Sales	130,024	86,988	217,012	13,026	230,038	343,657	218,432	792,127

Gross Margin	240,179	73,885	314,064	21,317	335,381	251,806	125,751	712,938
Selling, general and administrative	116,041	37,748	153,789	24,397	178,186	195,644	118,101	491,931
Depreciation	35,827	8,226	44,053	2,644	46,697	17,586	5,800	70,083
Goodwill & intangibles amortization	—	—	—	19	19	21,606	286	21,911

Operating Income (Loss)	88,311	$27,911	$116,222	(5,743)	110,479	16,970	1,564	129,013

Interest expense			(54,410)	(10,713)	(65,123)	(22,098)	(243)	(87,464)
Investment income and other			2,087	(3,008)	(921)	15	85	(821)
Income (loss) before taxes and minority interests			63,899	(19,464)	44,435	(5,113)	1,406	40,728
Benefit (Provision) for income taxes			(13,604)	8,513	(5,091)	1,367	(549)	(4,273)

Income (loss) before minority interests			$50,295	$(10,951)	$39,344	$(3,746)	$857	$36,455

Nine Months Ended September 30, 2001

	PARENT COMPANY
	Electric	Natural Gas	Total Electric & Natural Gas	All Other	Total Parent Company	Communications	HVAC	Total
Operating Revenues	$85,588	$118,602	$204,190	$11,891	$216,081	$814,506	$322,556	$1,353,143
Cost of Sales	17,243	99,241	116,484	7,707	124,191	516,257	203,116	843,564

Gross Margin	68,345	19,361	87,706	4,184	91,890	298,249	119,440	509,579
Selling, general and administrative	22,351	11,368	33,719	14,669	48,388	344,110	107,196	499,694
Depreciation	9,645	2,591	12,236	1,407	13,643	8,558	6,876	29,077
Goodwill & intangibles amortization	—	—	—	206	206	27,697	5,376	33,279

Operating Income (Loss)	36,349	$5,402	$41,751	(12,098)	29,653	(82,116)	(8)	(52,471)

Interest expense			(6,593)	(15,171)	(21,764)	(10,514)	(3,401)	(35,679)
Investment income and other			228	3,281	3,509	430	188	4,127

Income (loss) before taxes and minority interests			35,386	(23,988)	11,398	(92,200)	(3,221)	(84,023)
Benefit (Provision) for income taxes			(12,017)	8,559	(3,458)	17,461	(888)	13,115

Income (loss) before minority interests			$23,369	$(15,429)	$7,940	$(74,739)	$(4,109)	$(70,908)

NorthWestern Corporation Reports Third Quarter Results
Nov. 7, 2002

Quarter Ended September 30, 2002

	PARENT COMPANY
	Electric	Natural Gas	Total Electric & Natural Gas	All Other	Total Parent Company	Communications	HVAC	Total
Operating Revenues	$153,461	$28,969	$182,430	$11,662	$194,092	$183,283	$131,925	$509,300
Cost of Sales	58,864	12,025	70,889	3,072	73,961	102,242	84,493	260,696

Gross Margin	94,597	16,944	111,541	8,590	120,131	81,041	47,432	248,604
Selling, general and administrative	44,516	14,117	58,633	10,762	69,395	58,424	43,131	170,950
Depreciation	12,924	2,581	15,505	1,210	16,715	6,017	1,392	24,124
Goodwill & intangibles amortization	—	—	—	1	1	7,920	60	7,981

Operating Income (Loss)	37,157	$246	$37,403	(3,383)	34,020	8,680	2,849	45,549

Interest expense			(22,103)	(4,390)	(26,493)	(8,113)	(109)	(34,715)
Investment income and other			962	83	1,045	(111)	48	982

Income (loss) before taxes and minority interests			16,262	(7,690)	8,572	456	2,788	11,816
Benefit (Provision) for income taxes			3,819	(1,007)	2,812	935	(943)	2,804

Income (loss) before minority interests			$20,081	$(8,697)	$11,384	$1,391	$1,845	$14,620

Quarter Ended September 30, 2001

	PARENT COMPANY
	Electric	Natural Gas	Total Electric & Natural Gas	All Other	Total Parent Company	Communications	HVAC	Total
Operating Revenues	$26,058	$12,748	$38,806	$4,205	$43,011	$244,442	$111,252	$398,705
Cost of Sales	6,458	8,806	15,264	2,733	17,997	143,325	71,786	233,108

Gross Margin	19,600	3,942	23,542	1,472	25,014	101,117	39,466	165,597
Selling, general and administrative	5,447	3,429	8,876	3,784	12,660	107,250	36,243	156,153
Depreciation	3,221	884	4,105	478	4,583	3,352	2,415	10,350
Goodwill & intangibles amortization	—	—	—	66	66	9,288	1,874	11,228

Operating Income (Loss)	10,932	$(371)	$10,561	(2,856)	7,705	(18,773)	(1,066)	(12,134)

Interest expense			(2,236)	(4,053)	(6,289)	(4,420)	(888)	(11,597)
Investment income and other			62	1,030	1,092	129	53	1,274

Income (loss) before taxes and minority interests			8,387	(5,879)	2,508	(23,064)	(1,901)	(22,457)
Benefit (Provision) for income taxes			(2,794)	4,025	1,231	[cad228]	(9)	1,222

Income (loss) before minority interests			$5,593	$(1,854)	$3,739	$(23,064)	$(1,910)	$(21,235)